Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Warrant No. [ ]	Date of Issuance:

AVEXIS, INC.

Class B-2 Common Stock Warrant

AveXis, Inc. (the “Company”), for value received, hereby certifies that PBM Capital Investments, LLC, or its assigns (the “Registered Holder”), is entitled at any time from and after the Date of Issuance, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 7 below), shares of the Company’s Class B-2 Common Stock, $0.0001 par value per share (the “Class B-2 Common Stock”) at an exercise price per share equal to $3.55. The shares purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Stock” and the “Purchase Price”, respectively.

This Warrant (the “Warrant”) is issued pursuant to and subject to the terms and conditions of the Class B Common Stock Purchase Agreement, among the Company and the Registered Holder, of even date herewith (the “Purchase Agreement”).

1.                                      Number of Warrant Shares. Subject to the terms and conditions hereinafter set forth, the Registered Holder is entitled, upon surrender of this Warrant, to purchase from the Company 118,318 shares (subject to adjustment as provided herein) of Warrant Stock.

2.                                      Exercise.

(a)                                 Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check or wire transfer.

(b)                                 Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 2(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c)                                  Delivery to Registered Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) business days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

(i)                                     a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled; and

(ii)                                  in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 2(a) above.

3.                                      Adjustments.

(a)                                 Stock Splits and Dividends. If outstanding shares of the Company’s Class B Common Stock shall be subdivided into a greater number of shares or a dividend in Class B Common Stock shall be paid in respect of Class B Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Class B Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(b)                                 Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3.

(c)                                  Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 3, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

(d)                                 Acknowledgement. In order to avoid doubt, it is acknowledged that the holder of this Warrant shall be entitled to the benefit of all adjustments in the number of shares of Class B Common Stock of the Company which occur prior to the exercise of this Warrant, including without limitation, any increase in the number of shares of Class B Common Stock issuable upon conversion as a result of a dilutive issuance of capital stock.

4.                                      Transfers.

(a)                                 Unregistered Security. Each holder of this Warrant acknowledges that this Warrant, the Warrant Stock and the Common Stock of the Company have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and covenants and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, any Warrant Stock issued upon its exercise or any Class B-2 Common Stock issued upon conversion of the Warrant Stock in the absence of (i) an effective registration statement under the Securities Act as to this Warrant, such Warrant Stock or such Class B-2 Common Stock and registration or qualification of this Warrant, such Warrant Stock or such Class B-2 Common Stock under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company (as to form, substance and choice of counsel), that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b)                                 Warrant Register. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

5.                                      No Impairment. Except as set forth in Section 14 hereof, the Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 14 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6.                                      Registration and Other Rights. All shares issued upon the exercise of this Warrant shall be entitled to registration rights and other rights, and be subject to the obligations, as set forth in the Investors’ Rights Agreement (as defined in the Purchase Agreement).

7.                                      Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (in each case the “Expiration Date”): (a) the ten (10) year anniversary of the Date of Issuance or (b) a Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on or about the Date of Issuance, as may be amended and/or restated from time to time, the “Charter”) or an event deemed to be a Liquidation Event, in accordance with the terms and provisions of the Charter.

8.                                      Notices of Certain Transactions. In case:

(a)                                 the Company shall take a record of the holders of its Class B Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(b)                                 of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity);

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(d)                                 a Liquidation Event (as defined in the Charter) or an event deemed to be a Liquidation Event, in accordance with the terms and provisions of the Charter then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption, Liquidation Event (as defined in the Charter), or deemed Liquidation Event (in accordance with the terms and provisions of the Charter) is to take place, and to the extent applicable for those events set forth in subclauses (i) and (ii) above, the time, if any is to be fixed, as of which the holders of record of Class B Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption, Liquidation Event (as defined in the Charter), or deemed Liquidation Event (in accordance with the terms and provisions of the Charter), are to be determined. Such notice shall be mailed at least ten (10) business days prior to the record date or effective date for the event specified in such notice.

9.                                      Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

10.                               Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Class B-2 Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

11.                               Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

12.                               No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company by virtue of the Registered Holder’s possession of this Warrant.

13.                               No Fractional Shares. No fractional shares of Class B-2 Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Class B-2 Common Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

14.                               Amendment or Waiver. Any term of this Warrant may be amended or waived upon prior written consent of the Company and the holders of at least a majority of the shares of the Class B-2 Common Stock issued or issuable upon exercise of all outstanding Warrants.

15.                               Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

16.                               Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

17.                               Survival of Representations. Unless otherwise set forth in this Warrant, the warranties, representations and covenants of the Company contained in or made pursuant to this Warrant shall survive the execution and delivery of this Warrant until the earlier to occur of (a) the expiration of this Warrant or (b) the first anniversary of the date on which this Warrant has been exercised in full; provided, however, that the Company’s obligations under Sections 2(c) and 6 shall survive indefinitely.

18.                               Transfer; Successors and Assigns. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.

19.                               Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

20.                               Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Warrant, (b) the balance of this Warrant shall be interpreted as if such provision were so excluded and (c) the balance of this Warrant shall be enforceable in accordance with its terms.

21.                               Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Warrant, upon any breach or default of any other party under this Warrant, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Warrant, or any waiver on the part of any party of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any party, shall be cumulative and not alternative.

22.                               Notices. Any notice required or permitted by this Warrant shall be in accordance with the notice provisions in the Purchase Agreement.

23.                               Entire Agreement. This Warrant, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Warrant, as of the Date of Issuance first written above.

AVEXIS, INC.

By:
Name:
Title:

Accepted and Agreed:

PBM CAPITAL INVESTMENTS, LLC

By:

Name:

Title:

CLASS B-2 COMMON STOCK WARRANT

EXHIBIT A

PURCHASE/EXERCISE FORM

To: AveXis, Inc.	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant No.      , issued pursuant to that certain Class B Common Stock Purchase Agreement dated as of January 30, 2014 (the “Purchase Agreement”) hereby irrevocably elects to purchase            shares of the Class B-2 Common Stock covered by such Warrant and herewith makes payment of $    , representing the full purchase price for such shares at the price per share provided for in such Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 3 of the Purchase Agreement and by its signature below hereby makes such representations and warranties to the Company as of the date hereof.

PBM CAPITAL INVESTMENTS, LLC

Signature:

Name (print):

Title”

Company: